Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of American States Water Company of our report dated March 1, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in American States Water Company's Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
July 28, 2023